EXHIBIT 15.1

Deloitte & Touche LLP 5140 Yonge Street Suite 1700 Toronto ON M2N 6L7 Canada Tel: 416-601-6150 Fax: 416-601-6151 www.deloitte.ca
Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in Registration Statement No. 333-172796 on Form F-3 of our report dated February 28, 2011, relating to the consolidated financial statements of Intellipharmaceutics International Inc. appearing in this Form 20-F for the year ended November 30, 2010.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
May 27, 2011